Exhibit 10.2

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is entered into effective as of December 27, 2010, by and between Don Gawick, an individual (“Executive”), and Casedhole Holdings, Inc., a Delaware corporation (the “Company”).

WHEREAS, Executive and the Company entered into that certain Executive Employment Agreement effective as of March 24, 2010 (the “Employment Agreement”), pursuant to which the parties agreed to the terms of Executive’s employment as the President and Chief Executive Officer of the Company, and agreed to other matters, including matters relating to Executive’s compensation;

WHEREAS, the Employment Agreement provides that Executive will receive a base annual salary of $300,000 per annum beginning on the fiscal year immediately following the first fiscal year during the employment term in which the Company’s EBITDA exceeds $10,000,000;

WHEREAS, the Company’s EBITDA for the 2010 fiscal year is anticipated to exceed $10,000,000;

WHEREAS, the parties have agreed upon certain modifications to Executive’s compensation for the 2011 fiscal year and desire to amend the Employment Agreement as set forth herein; and

WHEREAS, pursuant to Section 15 of the Employment Agreement, a provision of the Employment Agreement may be amended by an instrument in writing executed by or on behalf of the party against whom enforcement of such amendment is sought;

NOW, THEREFORE, in consideration of the promises, mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment. Effective as of the date hereof, Section 5.1 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“5.1. Base Salary. During the Employment Term, Executive shall receive an annual base salary (the “Base Salary”) equal to:

(a) for the period from the Effective Date through the end of the Company’s 2010 Fiscal Year, a base annual salary of $200,000 per annum (prorated for the portion of such Fiscal Year that Executive was not employed by the Company);

(b) for the Company’s 2011 Fiscal Year, a base annual salary of $250,000 per annum; and

(c) beginning with the Company’s 2012 Fiscal Year, a base annual salary of $300,000 per annum;

in each case less tax withholdings, payable in accordance with the Company’s customary payroll practices with respect to amount, time and manner of payment. Notwithstanding the foregoing, at the reasonable discretion of the Board, based upon annual performance reviews of Executive, the Base Salary may be adjusted from time to time as deemed reasonable and appropriate by the Board; provided, however, that the Company may not decrease the Base Salary without the Executive’s consent unless at the time of such decrease the Company is in default or potential default of a material covenant under the Senior Credit Agreement or in financial distress as determined by a majority of the Board in its reasonable discretion.”

First Amendment to Executive Employment Agreement

2. Restricted Stock Award. The parties acknowledge that Executive has agreed to forego a portion of the cash compensation that he would otherwise be entitled to receive in fiscal year 2011. As an incentive to Executive to accept the base annual salary specified in clause (b) of Section 5.1 of the Employment Agreement, as amended by this Amendment, promptly after the parties have executed and delivered this Amendment the Company shall execute and deliver to Executive the Restricted Stock Award Agreement attached as Exhibit A hereto, pursuant to which the Company shall award to Executive 1,000 shares of restricted Common Stock.

3. Effect of Amendment. The parties are entering into this Amendment in order to modify certain terms of Executive’s initial employment with the Company. Except as set forth herein, the parties’ rights under the Employment Agreement shall remain unaffected and shall continue in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Employment Agreement or waiver of any of the parties’ rights under the Employment Agreement.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether otherwise transmitted via electronic transmission), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall constitute effective execution and delivery of this Amendment as to the parties hereto and may be used in lieu of an original Amendment for all purposes. Minor variations in the form of signature pages of this Amendment, including footers from earlier versions of this Amendment, shall be disregarded in determining a party’s intent or the effectiveness of such signature.

5. Section Headings. The headings contained in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.

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First Amendment to Executive Employment Agreement

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Amendment as of the date first above written.

COMPANY

Casedhole Holdings, Inc.

By:	/s/ Tom Wilkins
Name:	Tom Wilkins
Title:	CFO

EXECUTIVE

/s/ Don Gawick
Don Gawick

EXHIBIT A

Restricted Stock Award Agreement